EXHIBIT 1

					NORTHEAST UTILITIES

						   and

				NORTHEAST UTILITIES SERVICE COMPANY

						Rights Agent



					   RIGHTS AGREEMENT

				Dated as of February 23, 1999
TABLE OF CONTENTS

Section 1.	Certain Definitions
Section 2.	Appointment of Rights Agent
Section 3.	Issue of Right Certificates
Section 4.	Form of Right Certificates
Section 5.	Countersignature and Registration
Section 6.	Transfer, Split Up, Combination and Exchange of Right
Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates
Section 7.	Exercise of Rights; Purchase Price; Expiration Date of Rights
Section 8.	Cancellation and Destruction of Right Certificates
Section 9.	Reservation and Availability of Common Shares
Section 10.	Common Shares Record Date
Section 11.	Adjustment of Purchase Price, Number of Shares or Number of
Rights
Section 12.	Certificate of Adjusted Purchase Price or Number of Shares
Section 13.	Consolidation, Merger, Share Exchange or Sale or Transfer of
Assets or Earning Power
Section 14.	Fractional Rights and Fractional Shares
Section 15.	Rights of Action
Section 16.	Agreement of Right Holders
Section 17.	Right Certificate Holder Not Deemed a Shareowner
Section 18.	Concerning the Rights Agent
Section 19.	Merger or Consolidation or Change of Name of Rights Agent
Section 20.	Duties of Rights Agent
Section 21.	Change of Rights Agent
Section 22.	Issuance of New Right Certificates
Section 23.	Redemption
Section 24.	Exchange
Section 25.	Notice of Certain Events
Section 26.	Notices
Section 27.	Supplements and Amendments
Section 28.	Successors
Section 29.	Benefits of this Agreement
Section 30.	Severability
Section 31.	Governing Law
Section 32.	Counterparts
Section 33.	Descriptive Headings
Section 34.	Determinations and Actions by the Board of Trustees


Exhibit A	-	Form of Right Certificate

Exhibit B	-	Summary of Rights to Purchase Common Shares

RIGHTS AGREEMENT


	THIS AGREEMENT, dated as of February 23, 1999, between NORTHEAST UTILITIES, a Massachusetts voluntary association (the "Company"), and NORTHEAST UTILITIES SERVICE COMPANY, a Connecticut corporation (the "Rights Agent").

	WHEREAS, the Board of Trustees of the Company on February 23, 1999 authorized and declared, subject to receipt of necessary approval from the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935, a dividend of one common share purchase right (a "Right") for each Common Share (as hereinafter defined) of the Company outstanding upon the close of business on the fifth Business Day (as such term is hereinafter defined) after the date of such approval of the Securities and Exchange Commission (the "Record Date"), payable on such date (the "Payment Date"), and has authorized and directed the issuance of one Right (as such number may hereinafter be adjusted pursuant to the provisions of this Agreement) with respect to each Common Share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are hereinafter defined), each Right initially representing the right to purchase one Common Share upon the terms and subject to the conditions hereinafter set forth;

	NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

	Section 1.	Certain Definitions.  For purposes of this Agreement, the
following terms have the meanings indicated:

	(a)	"Acquiring Person" shall mean any Person (as such term is
hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the Common Shares of the Company then outstanding, but shall not include the Company, any Subsidiary (as such term is hereinafter defined) of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, any entity holding Common Shares for or pursuant to the terms of any such plan, or any trustee, administrator or fiduciary of such a plan. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as a result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more of the Common Shares of the Company then outstanding; provided, however, that if a Person would, but for the foregoing, become an Acquiring Person by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Shares of the Company at any time that the Person is or thereby becomes the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding (other than Common Shares acquired solely as a result of corporate action of the Company not caused, directly or indirectly, by such Person), then such Person shall be deemed to be an "Acquiring Person". Notwithstanding the foregoing, if the Board of Trustees of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person", as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement.

	(b)	"Adjustment Shares" shall have the meaning set forth in Section
11(a)(ii) hereof.

	(c)	"Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date of this Agreement.

	(d)	A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

	(i)	which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

	(ii)	which such Person or any of such Person's Affiliates or Associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time or upon the occurrence of an event) pursuant to any written or oral agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

	(iii)	which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of, or with respect to, acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(c)(ii)(B)) or disposing of any securities of the Company.

	Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase "then outstanding," when used with reference to a Person's Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

	(e)	"Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Connecticut are authorized or obligated by law or executive order to close.

	(f)	"Close of business" on any given date shall mean 5:00 P.M.,
Hartford, Connecticut time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., Hartford, Connecticut time, on the next succeeding Business Day.

	(g)	"Common Shares" when used with reference to the Company shall mean the common shares, $5.00 par value, of the Company, or shares having equivalent rights, privileges and preferences to common shares. "Common
Shares" when used with reference to any Person other than the Company shall mean the capital stock (or equivalent equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

	(h)	"Common stock equivalents" shall have the meaning set forth in
Section 11(a)(iii) hereof.

	(i)	"Current per share market price" shall have the meaning set forth in Section 11(d) hereof.

	(j)	"Current Value" shall have the meaning set forth in Section
11(a)(iii) hereof.

	(k)	"Distribution Date" shall have the meaning set forth in Section
3(a) hereof.

	(l)	"Exchange Act" shall have the meaning set forth in Section 1(b)
hereof.

	(m)	"Exchange Ratio" shall have the meaning set forth in Section 24(a)
hereof.

	(n)	"Final Expiration Date" shall have the meaning set forth in Section
7 hereof.

	(o)	"NASDAQ" shall have the meaning set forth in Section 11(d) hereof.

	(p)	"Person" shall mean any individual, firm, corporation, partnership, limited liability company or other entity, and shall include any successor
(by merger or otherwise) of such entity.

	(q)	"Principal Party" shall have the meaning set forth in Section 13(b)
hereof.

	(r)	"Purchase Price" shall have the meaning set forth in Section 7(b)
hereof.

	(s)	"Redemption Date" shall have the meaning set forth in Section 7 hereof.

	(t)	"Right Certificate" shall have the meaning set forth in Section
3(a) hereof.

	(u)	"Section 11(a)(ii) Event" shall have the meaning set forth in
Section 11(a)(ii) hereof.

	(v)	"Section 11(a)(ii) Trigger Date" shall have the meaning set forth in Section 11(a)(iii) hereof.

	(w)	"Section 13 Event" shall have the meaning set forth in Section
13(a) hereof.

	(x)	"Securities Act" shall mean the Securities Act of 1933, as amended.

	(y)	"Shares Acquisition Date" shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed or amended pursuant to Section 13(d) under the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become an Acquiring Person.

	(z)	"Spread" shall have the meaning set forth in Section 11(a)(iii)
hereof.

	(aa)	"Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or a majority of the equity interest is owned, directly or indirectly, by such Person.

	(bb)	"Substitution Period" shall have the meaning set forth in Section
11(a)(iii) hereof.

	(cc)	"Summary of Rights" shall have the meaning set forth in Section
3(b) hereof.

	(dd)	"Trading Day" shall have the meaning set forth in Section 11(d)
hereof.

	Section 2.	Appointment of Rights Agent.

	The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common
 Shares of the Company) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment.  The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable.

	Section 3.	Issue of Right Certificates.

	(a)	Until the earlier of (i) the tenth day after the Shares Acquisition
Date or (ii) the tenth Business Day (or such later date as may be determined by action of the Company's Board of Trustees prior to such time as any Person becomes an Acquiring Person) after the date of the commencement of, or of the first public announcement of the intention of any Person to commence, a tender or exchange offer the consummation of which would result in any Person
(other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, any entity holding
Common Shares for or pursuant to the terms of any such plan, or any trustee, administrator, or fiduciary of such a plan) becoming the Beneficial Owner of
Common Shares of the Company aggregating 15% or more of the then outstanding
Common Shares (including in either case any such date which is after the date of this Agreement and prior to the Payment Date; the earlier of such dates being herein referred to as the "Distribution Date"; provided, however, that if the tenth day or tenth Business Day, as the case may be, after the pertinent date occurs before the Record Date, "Distribution Date" shall mean the Record Date), (x) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Shares.  As soon as practicable after the
Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the
Rights Agent will, if requested, send) by first-class, insured, postage-
prepaid mail, to each record holder of Common Shares as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of
Exhibit A hereto (a "Right Certificate"), evidencing one Right for each
Common Share so held.  As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

	(b)	On the Payment Date, or as soon as practicable thereafter, the
Company will send a copy of a Summary of Rights to Purchase Common Shares, in substantially the form of Exhibit B hereto (the "Summary of Rights"), by first-class, postage-prepaid mail, to each record holder of Common Shares as of the close of business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for Common Shares outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof. Until the Distribution Date (or the earlier of the Redemption Date or Final Expiration Date), the surrender for transfer of any certificate for Common Shares outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.

	(c)	Certificates for Common Shares which become outstanding (including, without limitation, certificates for reacquired Common Shares referred to in the last sentence of this paragraph (c) and certificates issued on the transfer of Common Shares) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them a legend in substantially the following form:

	This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Northeast Utilities and Northeast Utilities Service Company, dated as of February 23, 1999, and as such agreement may be amended (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Northeast Utilities. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Northeast Utilities will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether held by such person or any subsequent holder, shall become null and void.

After the due execution of any supplement or amendment to this Agreement in accordance with the terms hereof, the reference to this Agreement in the foregoing legend shall mean the Agreement as so supplemented or amended.
With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby. In the event that the Company purchases or acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding. The failure to print the foregoing legend on any such Common Share certificate or any other defect therein shall not affect in any manner whatsoever the application or interpretation of the provisions of Section 7(e) hereof.

	Section 4.	Form of Right Certificates.

	(a)	The Right Certificates (and the forms of election to purchase
Common Shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 22 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of Common Shares as shall be set forth therein at the price per Common Share set forth therein (the "Purchase Price"), but the amount and type of securities purchasable upon exercise of each Right and the Purchase Price shall be subject to adjustment as provided herein.

	(b)	Notwithstanding any other provision of this Agreement, (i) any
Right Certificate issued pursuant to Section 3(a) or Section 22 hereof that represents Rights beneficially owned by: (x) an Acquiring Person or any Associate or Affiliate thereof, (y) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person became such, or (z) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement or understanding (whether or not in writing) regarding the transferred Rights or (B) a transfer which the Board of Trustees of the Company has determined is part of a plan, arrangement or understanding (whether or not in writing) which has as a primary purpose or effect the avoidance of Section 7(e) hereof, (ii) any Right Certificate issued at any time to any nominee of such Acquiring Person, Associate or Affiliate, and
(iii) any Right Certificate issued pursuant to Section 6 or Section 11 hereof, upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall contain (to the extent feasible following the written instruction of the Company to the Rights
Agent) the following legend, modified as applicable to apply to such Person:

The Rights represented by this Right Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or an Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Right Certificate and the Rights represented may become null and void in the circumstances specified in Section 7(e) of the Rights Agreement.

	Section 5.	Countersignature and Registration.

	(a)	The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, Chief Executive Officer, President or any Vice President either manually or by facsimile signature, shall have affixed thereto the Company's seal or a facsimile thereof, and shall be attested by the Treasurer, an Assistant Treasurer, the Corporate Secretary or an Assistant Corporate Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

	In case any authorized signatory of the Rights Agent who shall have countersigned any of the Right Certificates shall cease to be such signatory before delivery by the Company, such Right Certificates, nevertheless, may be issued and delivered by the Company with the same force and effect as though the person who countersigned such Right Certificates had not ceased to be such signatory; and any Right Certificate may be countersigned on behalf of the Rights Agent by any person who, at the actual date of the countersignature of such Right Certificate, shall be a proper signatory of the Rights Agent to countersign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such a signatory.

	(b)	Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

	Section 6.	Transfer, Split Up, Combination and Exchange of Right
Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.

	(a)	Subject to the provisions of Section 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the earlier of the Redemption Date or the Final Expiration
Date, any Right Certificate or Right Certificates (other than Right
Certificates representing Rights that have become void pursuant to Section
7(e) hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of Common Shares as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights
Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent. Thereupon the Rights Agent shall countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

	(b)	Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

	Section 7.	Exercise of Rights; Purchase Price; Expiration Date of
Rights.

	(a)	Subject to Section 7(e) hereof, each Right shall be exercisable to purchase one Common Share, subject to further adjustment as provided herein.
The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right
Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase Price for each Common
Share as to which the Rights are exercised, at or prior to the earliest of
(i) the close of business on February 23, 2009, subject to extension (the
"Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date"), and (iii) the time at which such Rights are exchanged as provided in Section 24 hereof.

	(b)	The Purchase Price for each Common Share pursuant to the exercise of Rights shall initially be $65.00, shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

	(c)	Upon receipt of a Right Certificate representing exercisable
Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the Common Shares to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof, as set forth below, the Rights Agent shall thereupon promptly (i) requisition from any transfer agent of the Common Shares certificates for the number of Common Shares to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional Common Shares in accordance with Section 14 hereof,
(iii) after receipt of such certificates, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt, deliver such cash to or upon the order of the registered holder of such Right Certificate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii) hereof) shall be made by certified check, cashier's check, bank draft or money order payable to the order of the Company, except that, if so provided by the Board of Trustees of the Company, the payment of the Purchase Price following the occurrence of a Section 11(a)(ii) Event (as hereinafter defined) and until the first occurrence of a Section 13 Event (as hereinafter defined) may be made wholly or in part by delivery of a certificate or certificates (with appropriate stock powers executed in blank attached thereto) evidencing a number of Common Shares of the Company equal to the then Purchase Price divided by the closing price (as determined pursuant to Section 11(d) hereof) per Common Share on the Trading Day (as such term is hereinafter defined) immediately preceding the date of such exercise. If the Company is obligated to issue other securities of the Company, pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate.

	(d)	In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

	(e)	Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights beneficially owned by (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring
Person became such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person become such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding (whether or not in writing) regarding the transferred Rights or (B) a transfer which the Board of Trustees of the Company has determined is a part of a plan, arrangement or understanding (whether or not in writing) which has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to insure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but shall have no liability to any holder of Right Certificates or other
Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

	(f)	Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to take any action with respect to a registered holder of a Right Certificate upon the occurrence of any purported transfer, assignment or exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certification following the form of assignment or election to purchase set forth on the reverse of the Right Certificate surrendered for such transfer, assignment or exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof or of the holder, or of any other Person with which such holder or any of such holder's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting or disposing of any securities of the
Company, as the Company shall reasonably request.

	Section 8.	Cancellation and Destruction of Right Certificates.  All
Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company or shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

	Section 9.	Reservation and Availability of Common Shares.

	(a)	The Company may, but is not required to, cause to be reserved and kept available out of its authorized and unissued Common Shares or any authorized and issued Common Shares held in its treasury, the number of Common Shares that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with Section 7.

	(b)	So long as the Common Shares issuable upon the exercise of Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all Common Shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

	(c)	The Company shall use its best efforts (X) (i) to file, as soon as practicable following the first occurrence of a Section 11(a)(ii) Event, or as soon as required by law, as the case may be, a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) to cause such registration statement to become effective as soon as practicable after such filing, and (iii) to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (B) the Expiration Date and (Y) (i) to file appropriate applications with any state or federal regulatory bodies having jurisdiction over the issuance of the securities (or assets) purchasable upon exercise of the Rights in order to obtain any approvals or orders of such bodies as may be legally required, (ii) to cause such approvals to be obtained or orders to be issued as soon as practicable after such filing and (iii) to cause such approvals or orders to remain effective until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities (or assets), and (B) the Expiration Date, to the extent not previously obtained. The Company will also take such action as may be appropriate under the blue sky laws of the various states. The Company may temporarily suspend (X) for a period of time not to exceed ninety (90) days after the date set forth in clause (X) (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective, and (Y) for a period of time not in excess of 180 days after such date (or for such longer period as is required by any applicable law, rule or regulation of any appropriate regulatory bodies), the exercisability of the Rights in order to obtain any such required regulatory body approvals or orders. Upon any such suspension, the Company shall issue a public announcement and shall give simultaneous written notice to the Rights Agent stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement and notice to the Rights Agent at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualifications in such jurisdiction shall have been obtained.

	(d)	The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Common Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares (except as otherwise provided by any law applicable to the Company).

	(e)	The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right
Certificates or of any Common Shares upon the exercise of Rights.  The
Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a person other than, or the issuance or delivery of certificates for the Common Shares in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates for Common Shares upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's reasonable satisfaction that no such tax is due.

	Section 10.	Common Shares Record Date.  Each person in whose name any
certificate for Common Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Common
Shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Common Shares transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Common Shares transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a shareholder of the Company with respect to Common Shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

	Section 11.	Adjustment of Purchase Price, Number of Shares or Number
of Rights.  The Purchase Price, the number of Common Shares covered by each
Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.
	(a)	(i)	In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Common Shares payable in Common
Shares, (B) subdivide the outstanding Common Shares, (C) combine the outstanding Common Shares into a smaller number of Common Shares or (D) issue any shares of its capital stock in a reclassification of the Common Shares
(including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Common Shares transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right.  If an event occurs which would require an adjustment under both
Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this
Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

		(ii)	Subject to Section 24 of this Agreement, in the event any
Person shall become an Acquiring Person (a "Section 11(a)(ii) Event"), other than pursuant to any transaction set forth in Section 13(a), each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have a right to receive, upon exercise thereof at a price equal to the then current Purchase Price per Common Share multiplied by the number of Common Shares for which a Right is then exercisable, in accordance with the terms of this Agreement, such number of Common Shares of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price per Common Share by the number of Common Shares for which a Right is then exercisable and dividing that product by (y) 50% of the then current per share market price of the Common Shares of the Company (determined pursuant to Section
11(d)) on the date the Person became an Acquiring Person (such number of shares, the "Adjustment Shares") provided that the Purchase Price and the number of Adjustment Shares shall be further adjusted as provided in this Agreement to reflect any events occurring after the date of such first occurrence.

		(iii)	In the event that there shall not be sufficient Common
Shares of the Company issued but not outstanding or authorized but unissued (and not reserved for issuance for purposes other than upon exercise of the Rights) to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Company shall: (A) determine the excess of
(1) the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value") over (2) the Purchase Price payable with respect to such Right (such excess, the "Spread"), and (B) with respect to each Right, make adequate provision to substitute for the Adjustment Shares, upon payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Common Shares or other equity securities of the Company
(including, without limitation, shares, or units of shares, of preferred stock, if any, which the Board of Trustees of the Company has deemed to have the same value as Common Shares (such shares of preferred stock, hereinafter referred to as "common stock equivalents")), (4) debt securities of the Company, (5) other assets or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board of Trustees of the Company based upon the advice of a nationally recognized investment banking firm selected by the Board of Trustees of the Company; provided, however, if the Company shall not have made adequate provision to substitute for the Adjustment Shares pursuant to clause (B) above within thirty (30) days following the date of the occurrence of a Section 11(a)(ii) Event (the "Section 11(a)(ii) Trigger Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of any portion of the Purchase Price, Common Shares (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If the Board of Trustees of the Company shall determine in good faith that it is likely that sufficient additional Common Shares might be authorized for issuance for exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek shareowner approval for the authorization of such additional shares (such period, as it may be extended, the "Substitution Period"). To the extent that the Company determines that some action need be taken pursuant to the first and/or second sentences of this Section 11(a)(iii), the Company (x) shall provide, subject to the last paragraph of Section 11(a)(ii) hereof, that such action shall apply uniformly to all outstanding Rights and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period to seek any authorization of additional Common Shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect.
For purposes of this Section 11(a)(iii), the value of the Common Shares shall be the current per share market price (as determined pursuant to Section
11(d) hereof) of the Common Shares on the Section 11(a)(ii) Trigger Date and the value of any "common stock equivalent" shall be deemed to have the same value as the Common Shares on such date.

	(b)	In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Common Shares entitling them
(for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Shares (or securities convertible into Common Shares) at a price per Common Share (or having a conversion price per share, if a security convertible into Common Shares) less than the then current per share market price of the Common Shares (as defined in Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Common Shares outstanding on such record date plus the number of Common Shares which the aggregate offering price of the total number of Common Shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Common Shares outstanding on such record date plus the number of additional Common Shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Trustees of the Company, whose determination shall be described in a statement filed with the Rights Agent. Common Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

	(c)	In case the Company shall fix a record date for the making of a distribution to all holders of the Common Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Common Shares) or subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the Common Shares (as defined in Section 11(d)) on such record date, less the fair market value (as determined in good faith by the Board of Trustees of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Common Share and the denominator of which shall be such current per share market price of the Common Shares; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

	(d)	For the purpose of any computation hereunder, the "current per share market price" of the Common Shares on any date shall be deemed to be the average of the daily closing prices per Common Share for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current per share market price of the Common Shares is determined during a period following the announcement by the issuer of such Common Shares of (i) a dividend or distribution on such Common Shares payable in Common Shares or securities convertible into Common Shares, or (ii) any subdivision, combination or reclassification of Common Shares and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per Common Share. The closing price for each Trading Day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if the Common Shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities
Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use, or, if on any such date the Common Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Shares selected by the Board of Trustees of the Company. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Shares are listed or admitted to trading is open for the transaction of business or, if the Common Shares are not listed or admitted to trading on any national securities exchange, a Business Day.

	(e)	No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share as the case may be. Notwithstanding the first sentence of this
Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

	(f)	If, as a result of an adjustment made pursuant to Section 11(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Common Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in Section 11(a) through (c), inclusive, and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Common Shares shall apply on like terms to any such other shares.

	(g)	All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Common Shares purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

	(h)	Unless the Company shall have exercised its election as provided in
Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Common
Shares (calculated to the nearest ten-thousandth of a Common Share) obtained by (i) multiplying (x) the number of Common Shares covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

	(i)	The Company may elect on or after the date of any adjustment of the
Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of Common Shares purchasable upon the exercise of a
Right.  Each of the Rights outstanding after such adjustment of the number of
Rights shall be exercisable for the number of Common Shares for which a Right was exercisable immediately prior to such adjustment.  Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the
Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price.  The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made.  This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement.  If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of
Right Certificates on such record date Right Certificates evidencing, subject to section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new
Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment.  Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right
Certificates on the record date specified in the public announcement.

	(j)	Irrespective of any adjustment or change in the Purchase Price or the number of Common Shares issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of Common Shares which were expressed in the initial Right Certificates issued hereunder.

	(k)	Before taking any action that would cause an adjustment reducing the Purchase Price below the par value, if any, of the Common Shares issuable upon exercise of the Rights, the Company shall take any action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable (except as otherwise provided by any law applicable to the Company) Common Shares at such adjusted Purchase Price.

	(l)	In any case in which this Section 11 shall require that an
adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Common Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of Common Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

	(m)	Anything in this Section 11 to the contrary notwithstanding, the
Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Common Shares, issuance wholly for cash of any Common Shares at less than the current market price, issuance wholly for cash of Common Shares or securities which by their terms are convertible into or exchangeable for Common Shares, dividends on Common Shares payable in Common Shares or issuance of rights, options or warrants referred to in Section 11(b), hereafter made by the Company to holders of its Common Shares shall not be taxable to such shareowners.

	(n)	The Company covenants and agrees that it shall not, at any time after the earlier of the Distribution Date or the Shares Acquisition Date,
(i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with
Section 11(o) hereof) or (iv) consummate a share exchange with any other Person, if at the time of or immediately after such consolidation, merger, sale or share exchange (A) there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights, (B) prior to, simultaneously with or immediately after such consolidation, merger, sale or share exchange the shareowners of the Person who constitute, or would constitute, the "Principal Party" for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates or
(C) the form or nature of organization of the Principal Party would preclude or limit the exercisability of the Rights.

	(o)	The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23, Section 24 or Section 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

	(p)	Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the Record Date and prior to the Distribution Date (i) declare a dividend on the outstanding Common Shares payable in Common Shares, (ii) subdivide the outstanding Common Shares, or
(iii) combine the outstanding Common Shares into a smaller number of shares, the number of Rights associated with each Common Share then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each Common Share following any such event shall equal the result obtained by multiplying the number of Rights associated with each Common
Share immediately prior to such event by a fraction, the numerator of which shall be the total number of Common Shares outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of Common Shares outstanding immediately following the occurrence of such event.

	(q)	Notwithstanding anything in this Agreement to the contrary, prior to the Distribution Date, the Company may, in lieu of making any adjustment to the Purchase Price, the number of Common Shares eligible for purchase on exercise of each Right or the number of Rights outstanding, which adjustment would otherwise be required by Section 11(a)(i), 11(b), 11(c), 11(h), or 11(i), make such other equitable adjustment or adjustments thereto as the Board of Trustees (whose determination shall be conclusive) deems appropriate in the circumstances and not inconsistent with the objectives of the Board of Trustees in adopting this Agreement and such Sections.

	Section 12.	Certificate of Adjusted Purchase Price or Number of
Shares. Whenever an adjustment is made as provided in Sections 11 and 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 26 hereof.

	Section 13.	Consolidation, Merger, Share Exchange or Sale or Transfer
of Assets or Earning Power.

	(a)	In the event that, following the Shares Acquisition Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), and the Company shall not be the continuing or surviving entity of such consolidation or merger,
(y) any Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof) shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving entity of such consolidation or merger, or any Person or Persons (other than a Subsidiary of the Company in a transaction that complies with Section 11(o) hereof) shall consummate a share exchange with the Company, and, in connection with such consolidation, merger or share exchange, all or part of the outstanding Common Shares shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries
(taken as a whole) to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(o) hereof), then, and in each such case, proper provision shall be made so that:  (i) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price per
Common Share multiplied by the number of Common Shares for which a Right is then exercisable (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of any of the events described in clauses (x), (y) or (z)
above (a "Section 13 Event"), the Purchase Price per Common Share in effect immediately prior to the first occurrence of a Section 11(a)(ii) Event multiplied by the number of Common Shares for which a Right was exercisable immediately prior to such first occurrence), in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, nonassessable (except as otherwise required by any corporation law applicable to the Principal Party (as such term is hereinafter defined)) and freely tradeable Common Shares of the Principal Party, not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase
Price per Common Share by the number of Common Shares for which a Right is exercisable immediately prior to the first occurrence of a Section 13 Event
(or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of such shares for which a
Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event by the Purchase Price per Common Share in effect immediately prior to such first occurrence), and dividing that product (which, following the first occurrence of a Section 13 Event, shall be referred to as the
"Purchase Price" for each Right and for all purposes of this Agreement) by
(2) 50% of the current market price (determined pursuant to Section 11(d)
hereof) per Common Share of such Principal Party on the date of consummation of such Section 13 Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a
Section 13 Event; and (iv) such Principal Party shall take such steps
(including, but not limited to, the reservation of a sufficient number of its Common Shares) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights; provided that, upon the subsequent occurrence of any consolidation, merger, share exchange, sale or transfer of assets or other extraordinary transaction in respect of such Principal Party, each holder of a Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the Purchase Price as provided in this Section 13(a), such cash, shares, rights, warrants and other property which such holder would have been entitled to receive had such holder, at the time of such transaction, owned the Common Shares of the
Principal Party receivable upon the exercise of a Right pursuant to this
Section 13(a), and such Principal Party shall take such steps (including, but not limited to, reservation of shares of stock) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants and other property.
	(b)	"Principal Party" shall mean

		(i)	in the case of any transaction described in clause (x) or (y)
of the first sentence of Section 13(a), the Person that is the issuer of any securities into which Common Shares of the Company are converted in such merger, consolidation or share exchange, and if no securities are so issued,
(A) the Person that is the other party to the merger, consolidation or share exchange and that survives such merger or consolidation, or, if there is more than one such Person, the Person the Common Shares of which have the greatest aggregate market value of shares outstanding or (B) if the Person that is the other party to the merger or consolidation does not survive the merger or consolidation, the Person that does survive the merger or consolidation
(including the Company if it survives); and

		(ii)	in the case of any transaction described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions;

provided, however, that in any such case, (1) if the Common Shares of such Person are not at such time and have not been continuously over the preceding twelve (12)-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Shares of which are and have been so registered, "Principal Party" shall refer to such other Person; and (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Shares of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Shares having the greatest aggregate market value.

	(c)	The Company shall not consummate any Section 13 Event unless all regulatory approvals for the consummation of such Section 13 Event and the exercise of the Rights in accordance with the terms of this Agreement have been obtained and the Principal Party shall have a sufficient number of authorized Common Shares which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section
13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger, share exchange or sale of assets mentioned in paragraph (a) of this Section 13, the Principal Party will:

	(i)	prepare and file a registration statement under the Securities Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Final Expiration
Date; and
	(ii)	deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange
Act.

The provisions of this Section 13 shall similarly apply to successive mergers, consolidations, share exchanges, sales or other transfers. In the event that a Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in
Section 13(a).

	Section 14.	Fractional Rights and Fractional Shares.

	(a)	The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section
14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Trustees of the Company. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as determined in good faith by the Board of Trustees of the Company shall be used.

	(b)	The Company shall not be required to issue fractions of Common
Shares upon exercise of the Rights or to distribute certificates which evidence fractional Common Shares. In lieu of fractional Common Shares, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Common Share. For purposes of this Section 14(b), the current market value of a Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(d) hereof) for the Trading Day immediately prior to the date of such exercise.

	(c)	The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional Common Shares upon exercise of a Right (except as provided above).

	Section 15.	Rights of Action.  All rights of action in respect of
this Agreement, excepting the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of any Common Shares), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

	Section 16.	Agreement of Right Holders.  Every holder of a Right, by
accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

	(a)	prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

	(b)	after the Distribution Date, the Right Certificates are
transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer; and

	(c)	subject to Section 6 and Section 7(f) hereof, the Company and the
Rights Agent may deem and treat the person in whose name the Right
Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

	(d)	notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a
Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

	Section 17.	Right Certificate Holder Not Deemed a Shareowner.  No
holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or other distributions or be deemed for any purpose the holder of the Common Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareowner of the Company or any right to vote for the election of Trustees or upon any matter submitted to shareowners at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareowners (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificates shall have been exercised in accordance with the provisions hereof.

	Section 18.	Concerning the Rights Agent.

	(a)	The Company agrees to pay to the Rights Agent reasonable
compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

	(b)	The Rights Agent shall be authorized and protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate for the Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.

	In addition to the foregoing, the Rights Agent shall be protected and shall incur no liability for, or in respect of, any action taken or omitted by it in connection with its administration of this Agreement in reliance upon (i) the proper execution of the certification concerning beneficial ownership appended to the Form of Assignment and the Form of Election to Purchase included as part of Exhibit B hereto (the "Certification"), unless the Rights Agent shall have actual knowledge that, as executed, the Certification is untrue or (ii) the non-execution or failure to complete the Certification including, without limitation, any refusal to honor any otherwise permissible assignment or election by reason of such non-execution or failure.

	Section 19.	Merger or Consolidation or Change of Name of Rights
Agent.

	(a)	Any Person into which the Rights Agent or any successor Rights
Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the stock transfer or corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of
Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right
Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

	(b)	In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

	Section 20.	Duties of Rights Agent.  The Rights Agent undertakes only
the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

	(a)	The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

	(b)	Whenever in the performance of its duties under this Agreement the
Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President and by the Treasurer, any Assistant Treasurer, the Corporate Secretary or any Assistant Corporate Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

	(c)	The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct.

	(d)	The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right
Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

	(e)	The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof
(except the due authorization, execution and delivery hereof by the Rights
Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 7(e) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in
Section 3, 11, 13, 23 or 24, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares or other securities to be issued pursuant to this Agreement or any Right Certificate or as to whether any Common Shares or other securities will, when issued, be validly authorized and issued, fully paid and nonassessable.

	(f)	The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

	(g)	The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any person reasonably believed by the Rights Agent to be one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Corporate Secretary, any Assistant Corporate Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. An application by the Rights Agent for instructions may set forth in writing any action proposed to be taken or omitted by the Rights Agent with respect to its duties and obligations under this Agreement and the date on and/or after which such action shall be taken, and the Rights Agent shall not be liable for any action taken or omitted in accordance with a proposal included in any such application on or after the date specified therein (which date shall not be less than one Business Day after the Company receives such application) without the consent of the Company unless prior to taking or omitting such action, the Rights Agent has received written instructions in response to such application specifying the actions to be taken or omitted.

	(h)	The Rights Agent and any shareowner, director, officer or employee of the Rights Agent may buy, sell or deal in, or act as the transfer agent for, any of the Rights, Common Shares or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

	(i)	The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

	(j)	No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

	(k)	If, with respect to any Right Certificate surrendered to the Rights
Agent for exercise or transfer, the certification attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting the Company.  The Company shall give the
Rights Agent prompt written instructions as to the action to be taken regarding the Right Certificates involved.  The Rights Agent shall not be liable for acting in accordance with such instructions.

	Section 21.	Change of Rights Agent.  The Rights Agent or any
successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation or other Person organized and doing business under the laws of the United States or of the State of New York or the State of Connecticut (or of any other state of the United States so long as such corporation or other Person is authorized to do business as a banking or trust institution or transfer agent in the State of New York or the State of Connecticut), in good standing, having an office or agency in the State of Connecticut or the State of New York, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million, or (b) an Affiliate of a corporation or Person described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it has been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose.
Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

	Section 22.	Issuance of New Right Certificates.  Notwithstanding any
of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Trustees to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right
Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Common Shares following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to Common Shares so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Trustees of the Company, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Right Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Right Certificate would be issued, and (ii) no such Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

	Section 23.	Redemption.

	(a)	The Rights may be redeemed by action of the Board of Trustees pursuant to subsection (b) of this Section 23 and shall not be redeemed in any other manner.

	(b)	The Board of Trustees of the Company may, at its option, at any time prior to the earlier of (x) the close of business on the tenth calendar day following the Shares Acquisition Date (or if the Shares Acquisition Date shall have occurred prior to the Record Date, the close of business on the tenth calendar day following the Record Date), or (y) the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $.001 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"). The redemption of the Rights by the Board of Trustees may be made effective at such time, on such basis and with such conditions as the Board of Trustees in its sole discretion may establish. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Section 11(a)(ii) Event until such time as the Company's right of redemption hereunder has expired.

	(c)	Immediately upon the effectiveness of the action of the Board of
Trustees of the Company ordering the redemption of the Rights pursuant to subsection (b) of this Section 23, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within 10 days after the effectiveness of the action of the Board of Trustees ordering the redemption of the Rights pursuant to subsection (b), the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights
Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 hereof, and other than in connection with the purchase of Common Shares prior to the Distribution Date.

	Section 24.	Exchange.

	(a)	The Board of Trustees of the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e) hereof) for Common Shares of the Company at any exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Trustees shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, any entity holding Common Shares for or pursuant to the terms of any such plan, or any trustee, administrator or fiduciary of such a plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding.

	(b)	Immediately upon the action of the Board of Trustees of the Company ordering the exchange of any Rights pursuant to subsection (a) of this
Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange
Ratio.  The Company shall promptly give public notice of any such exchange;
provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange.  The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights
Agent.  Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.  Each such notice of exchange will state the method by which the exchange of the Common
Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged.  Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

	(c)	In any exchange pursuant to this Section 24, the Company, at its option, may substitute for any Common Share exchangeable for a Right (i) common stock equivalents, (ii) cash, (iii) debt securities of the Company,
(iv) other assets, or (v) any combination of the foregoing, having an aggregate value which the Board of Trustees of the Company shall have determined in good faith to be equal to the Current Market Price of one
Common Share (determined pursuant to Section 11(d) hereof) on the Trading
Date immediately preceding the date of exchange pursuant to this Section 24.

	(d)	The Company shall not be required to issue fractions of Common
Shares or to distribute certificates which evidence fractional Common Shares. In lieu of such fractional Common Shares, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Common Shares would otherwise be issued an amount in cash equal to the same fraction of the current market value of a whole Common Share. For the purposes of this paragraph (d), the current market value of a whole
Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(d) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

	Section 25.	Notice of Certain Events.

	(a)	In case the Company shall propose, after the Distribution Date, (i)
to pay any dividend payable in stock of any class to the holders of Common
Shares or to make any other distribution to the holders of Common Shares
(other than a regular quarterly cash dividend), (ii) to offer to the holders of Common Shares rights or warrants to subscribe for or to purchase any additional Common Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of Common
Shares (other than a reclassification involving only the subdivision of outstanding Common Shares), (iv) to effect any consolidation or merger into or with (other than a merger of a Subsidiary into or with the Company), to effect any share exchange with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of Common Shares for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares, whichever shall be the earlier.

	(b)	In case any Section 11(a)(ii) Event or Section 13 Event shall occur, then, in any such case, the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, in accordance with
Section 26 hereof, a notice of the occurrence of such event, which notice shall include a brief summary of the Section 11(a)(ii) Event or Section 13 Event, as the case may be, and the consequences thereof to holders of Rights.

	Section 26.	Notices.

	(a)	Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the
Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

		Northeast Utilities
		107 Selden Street
		Berlin, Connecticut 06037

		Attention: Corporate Secretary

	(b)	Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

		Northeast Utilities Service Company
		107 Selden Street
		Berlin, Connecticut 06037

		Attention: Corporate Secretary

	(c)	Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

	Section 27.	Supplements and Amendments.

	(a)	Prior to the Distribution Date and subject to the penultimate sentence of this Section 27(a), the Company may and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing Common Shares. Without limiting the foregoing, the Company may at any time prior to such time as any Person becomes an Acquiring Person amend this Agreement to lower the thresholds set forth in Sections 1(a) and 3(a) hereof from 15% to not less than 10%, with appropriate exceptions for persons then beneficially owning Common Shares of the Company constituting a percentage of the number of Common Shares then outstanding equal to or in excess of the new threshold. From and after the Distribution Date and subject to the penultimate sentence of this Section 27(a), the Company and the Rights Agent shall, if the Company so directs, supplement and amend this Agreement without the approval of any holders of Right Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, (iii) to shorten or lengthen any time period hereunder, or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); provided, that from and after the Distribution Date this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27(a), the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made which reduces the then effective Redemption Price or moves to an earlier date the then effective Final Expiration Date. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Shares.

	(b)	This Agreement shall also be subject to termination and shall terminate, without any action by either the Company or Northeast Utilities Service Company, to the extent and from the time that performance may conflict with the Public Utility Holding Company Act of 1935 or with any rule, regulation or order of the Securities and Exchange Commission adopted before or after the making hereof. Notwithstanding the foregoing, the parties hereto will use reasonable efforts to negotiate any amendments to this Agreement which are necessary for this Agreement to comply with the Public Utility Holding Company Act of 1935 or any rule, regulation or order thereunder, and they will also replace Northeast Utilities Service Company with a successor Rights Agent if that action will achieve such compliance.

	Section 28.	Successors.  All the covenants and provisions of this
Agreement by or for the benefit of the Company or the Rights Agent shall bind and insure to the benefit of their respective successors and assigns hereunder.

	Section 29.	Benefits of this Agreement.  Nothing in this Agreement
shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Right
Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).

	Section 30.	Severability.  If any term, provision, covenant or
restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

	Section 31.	Governing Law.  This Agreement and each Right Certificate
issued hereunder shall be deemed to be a contract made under the laws of the Commonwealth of Massachusetts and for all purposes shall be governed by and construed in accordance with the laws of such Commonwealth applicable to contracts to be made and performed entirely within such Commonwealth.

	Section 32.	Counterparts.  This Agreement may be executed in any
number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

	Section 33.	Descriptive Headings.  Descriptive headings of the
several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

	Section 34.	Determinations and Actions by the Board of Trustees.  (a)
For all purposes of this Agreement, any calculation of the number of Common Shares outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Shares of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board of Trustees of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (a) interpret the provisions of this Agreement, and (b) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement and any determination as to whether actions of any Person shall be such as to cause such Person to beneficially own shares held by another Person). All such actions, calculations, interpretations and determinations (including, for purposes of clause (ii) below, all omissions with respect to the foregoing) which are done or made by the Board of Trustees of the Company in good faith, shall (i) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (ii) not subject the Board of Trustees of the Company to any liability to the holders of the Rights.

	(b)	No Trustee or shareholder of the Company shall be held to any liability whatever for any obligation or for damages or otherwise under this Agreement and such Agreement shall not be enforceable against any such Trustee in their or his or her individual capacities or capacity. This Agreement shall be enforceable against the Trustees only as such, and every person, firm, association, trust or corporation having any claim or demand arising under this Agreement and relating to the Company, its shareholders or its Trustees shall look solely to the trust estate of the Company for the payment or satisfaction thereof

	IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

						NORTHEAST UTILITIES




						By
							Name:
							Title:




						NORTHEAST UTILITIES SERVICE COMPANY



						By
							Name:
							Title:


EXHIBIT A


[Form of Right Certificate]


Certificate No. R-              Rights
				------------


NOT EXERCISABLE AFTER FEBRUARY 23, 2009 (SUBJECT TO EXTENSION) OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.001 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER MAY BECOME NULL AND VOID.


Right Certificate

NORTHEAST UTILITIES

	This certifies that                  , or registered assigns, is the
registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of February 23, 1999, and as such agreement may be amended (the "Rights Agreement"), between Northeast Utilities, a Massachusetts voluntary association (the "Company"), and Northeast Utilities Service Company, a Connecticut corporation (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., Hartford, Connecticut time, on February 23, 2009, subject to extension, at the principal office of the Rights Agent, or at the office of its successor as Rights Agent, one fully paid nonassessable (except as otherwise provided by any law applicable to the Company) common share, $5 par value (a "Common Share," and collectively "Common Shares"), of the Company, at a purchase price of $65.00 per Common Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of Common Shares which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of February 23, 1999, based on the Common Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of Common Shares which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

	Upon the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Right Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who concurrently with or after such transfer became an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

	This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned offices of the Rights Agent.

	This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Common Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

	Subject to the provisions of the Rights Agreement, the Rights evidenced by this Right Certificate (i) may be redeemed by the Company at a redemption price of $.001 per Right or (ii) may be exchanged in whole or in part for Common Shares. The Board of Trustees of the Company may, at its option, at any time after any Person becomes an Acquiring Person, but prior to such Person's acquisition of 50% or more of the outstanding Common Shares, exchange the Rights evidenced by this Right Certificate for Common Shares, at an exchange ratio of one Common Share per Right, subject to adjustment, as provided in the Rights Agreement.

	No fractional Common Shares will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

	No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Common Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareowner of the Company or any right to vote for the election of Trustees or upon any matter submitted to shareowners at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareowners (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

	This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

	WITNESS the facsimile signature of the proper officers of the Company
and its corporate seal.  Dated as of         ,    .

ATTEST:					NORTHEAST UTILITIES



						By:
							Title:


Countersigned:

NORTHEAST UTILITIES SERVICE COMPANY



By:
	Authorized Signature

[Form of Reverse Side of Right Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Right Certificate.)


	FOR VALUE RECEIVED                         hereby sells, assigns and
transfers unto
(Please print name and address of transferee)
this Right Certificate, together with all right, title and
interest therein, and does hereby irrevocably constitute and appoint
       					Attorney, to transfer the within Right Certificate on the
books of the within-named Company, with full power of substitution.

Dated:             ,


							Signature



Signature Guaranteed:

CERTIFICATION

	The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).


							Signature



[Form of Reverse Side of Right Certificate -- continued]

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires
to exercise the Right Certificate.)

To NORTHEAST UTILITIES:

	The undersigned hereby irrevocably elects to exercise           Rights
represented by this Right Certificate to purchase the Common Shares issuable upon the exercise of such Rights and requests that certificates for such Common Shares be issued in the name of:

Please insert social security
 or other identifying number


                       (Please print name and address)


If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
 or other identifying number


(Please print name and address)


Dated:           ,


							Signature

Signature Guaranteed:

	Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

Certification

	The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).



							Signature




NOTICE

	The signature in the foregoing Forms of Assignment and Election to Purchase must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

	In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.


EXHIBIT B

NORTHEAST UTILITIES

SUMMARY OF RIGHTS TO PURCHASE
COMMON SHARES

	On February 23, 1999, the Board of Trustees of Northeast Utilities (the "Company") declared a dividend of one common share purchase right (a "Right") for each outstanding common share, $5.00 par value (the "Common Shares"), of the Company, subject to receipt of necessary approval from the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935.
The dividend is payable upon the close of business on          , 1999 (the
fifth business day after the date of such approval) to the shareowners of record on that date (the "Record Date"). Each Right entitles the registered holder to purchase from the Company one Common Share, at a price of $65.00 per Common Share, subject to adjustment (the "Purchase Price"). The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Northeast Utilities Service Company, as Rights Agent (the "Rights Agent").

	Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (other than the Company, a subsidiary of the Company or an employee benefit plan of the Company or a subsidiary) (an "Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding Common Shares (the "Shares Acquisition Date") or (ii) 10 business days (or such later date as may be determined by action of the Company's Board of Trustees prior to such time as any person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group (other than the Company, a subsidiary of the Company or an employee benefit plan of the Company or a subsidiary) of 15% or more of such outstanding Common Shares (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate.

	The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date, upon transfer or new issuance of Common Shares, will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

	The Rights are not exercisable until the Distribution Date. The Rights will expire on February 23, 2009 (the "Final Expiration Date"), unless the Rights are earlier redeemed or exchanged by the Company, or the Rights Agreement is amended, in each case as described below.

	The Purchase Price payable, and the number of Common Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Shares, (ii) upon the grant to holders of the Common Shares of certain rights or warrants to subscribe for or purchase Common Shares at a price, or securities convertible into Common Shares with a conversion price, less than the then current market price of the Common Shares or (iii) upon the distribution to holders of the Common Shares of evidences of indebtedness or assets (excluding regular quarterly cash dividends or dividends payable in Common Shares) or of subscription rights or warrants (other than those referred to above).

	In the event that any person becomes an Acquiring Person (a "Flip-In Event"), holders of Rights (except as otherwise provided in the Rights Agreement) will thereafter have the right to receive upon exercise that number of Common Shares (or, in certain circumstances cash, property or other securities of the Company or a reduction in the Purchase Price) having a market value of two times the then current Purchase Price. Notwithstanding any of the foregoing, following the occurrence of a Flip-In Event all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, or subsequently become beneficially owned by an Acquiring Person, related persons and transferees will be null and void.

	In the event that, at any time following the Shares Acquisition Date,
(i) the Company is acquired in a merger or other business combination transaction in which the Common Shares are exchanged for securities or other property or (ii) 50% or more of its consolidated assets or earning power are sold (the events described in clauses (i) and (ii) are herein referred to as "Flip-Over Events"), proper provision will be made so that holders of Rights (except Rights which have previously become void) will thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the then current Purchase Price.

	With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Common Shares will be issued. In lieu of fractional Common Shares, an adjustment in cash will be made based on the market price of the Common Shares on the last trading day prior to the date of exercise.

	The Purchase Price is payable by certified check, cashier's check, bank draft or money order or, if so provided by the Company, the Purchase Price following the occurrence of a Flip-In Event and until the first occurrence of a Flip-Over Event may be paid in Common Shares having an equivalent value.

	At any time after a person becomes an Acquiring Person and prior to the acquisition by such Acquiring Person of 50% or more of the outstanding Common Shares, the Board of Trustees of the Company may exchange the Rights (other than Rights owned by any Acquiring Person which have become void), in whole or in part, at an exchange ratio per Right of one Common Share (or other securities or asset having equivalent value) (subject to adjustment).

	At any time prior to the earlier of (1) 10 days after the first public announcement that any person has become an Acquiring Person and (ii) the date of final expiration of the Rights, the Board of Trustees of the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Trustees in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

	Other than provisions relating to certain principal economic terms of the Rights, the terms of the Rights may be amended by the Board of Trustees of the Company without the consent of the holders of the Rights, including an amendment to lower the threshold for exercisability of the Rights from 15% to not less than 10%, with appropriate exceptions for any person then beneficially owning a percentage of the number of Common Shares then outstanding equal to or in excess of the new threshold, except that from and after the Distribution Date no such amendment may adversely affect the interests of the holders of the Rights. The Rights may also be amended to extend the expiration date thereof.

	Until a Right is exercised, the holder thereof, as such, will have no rights as a shareowner of the Company, including, without limitation, the right to vote or to receive dividends.

	The Company has filed a copy of the Rights Agreement with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A filed with respect to the Rights. A copy of the Rights Agreement is also available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.